Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement on Form S-8 (No. 333-197093) of Rayonier Advanced Materials Inc. of our report dated June 26, 2015, relating to the financial statements and supplemental schedules of the Rayonier Advanced Materials Inc. Investment and Savings Plan for Salaried Employees which appear in this Form 11-K for the period June 27, 2014 (date of inception) to December 31, 2014.

/s/ Ennis, Pellum & Associates, P.A.

Ennis, Pellum & Associates, P.A.
Jacksonville, Florida
June 26, 2015